EXHIBIT 10.1

SUMMARY OF ZONES, INC BOARD MEETING FEES AND BASIC COMPENSATION

Our non-employee directors receive a quarterly retainer fee of $2,500, in addition to $1,000 for each in-person meeting of the Board of Directors they attend. Our non-employee directors also receive fees associated with the committee meetings they attend. The Audit Committee is comprised of its chair, John Bauer, and members John Carleton, Kenneth Kirkpatrick and Cathi Hatch. The Compensation Committee is comprised of its chair, John Carleton, and members John Bauer, Kenneth Kirkpatrick and Cathi Hatch. The Nominating and Corporate Governance Committee is comprised of its chair, John Carleton, and members John Bauer and Cathi Hatch. The Strategic Committee is comprised of Co-Chairs William Keiper and John Carleton. The Section 162(m) Committee is comprised of its chair, John Bauer, and member Cathi Hatch. The following summarizes the fees paid to board members for committee meetings:

Committee	Position	Compensation per Committee Meeting
Audit Committee	Chair	$5,000
	Member	$2,000

Compensation Committee	Chair	$1,500
	Member	$ 750

Nominating and Corporate Governance Committee	Chair	$2,500
	Member	750

Strategic Committee	Co-Chair	$9,000

Section 162(m) Committee	Chair	$1,500
	Member	750